Exhibit 99(a)

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST VIRGINIA BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

[                        ], 2003

[            ] a.m. local time

The undersigned hereby appoints [                ], [                ] and [                ] (the Proxy Committee) as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of FIRST VIRGINIA BANKS, INC., standing in the name of the undersigned at the Annual Meeting of Stockholders to be held [                ], [                ], 2003, at [                ], at [                ] a.m., local time, and any adjournment thereof, in accordance with instructions given in this proxy and, at their discretion, upon any other business not now known which properly may come before the meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Fold and Detach Here

FIRST VIRGINIA BANKS, INC.—ANNUAL MEETING,

[                        ], 2003

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-877-210-0269 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Via the Internet at www.proxyvoting.com/fvb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

The Board of Directors recommends a vote

“FOR” Proposals 1, 2 and 3.

PLEASE MARK YOUR VOTES

AS INDICATED IN THIS EXAMPLE                ☒

1.	The merger proposal	For ( )	Against ( )	Abstain ( )
2.	The election as directors of all of the nominees listed below, except as marked to the contrary	For ( )	Withhold ( )	For All Except ( )
(01) Jennifer S. Banner (02) Barry J. Fitzpatrick (03) Lawrence T. Jennings (04) W. Lee Phillips (05) Albert F. Zettlemoyer
Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.
3.

Proposal to approve the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the above proposals.

		For ( )	Against ( )	Abstain ( )

If no instructions are specified above, this proxy will be voted “FOR” each of he proposals listed.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Please be sure to sign and date this Proxy in the box below.

Date

         Stockholder sign above

         Co-holder (if any) to sign above

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

Fold and detach here if you are returning your proxy card by mail

VOTE BY TELEPHONE/INTERNET

QUICK * * * EASY * * * IMMEDIATE

Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please have this card handy when you call. You’ll need it in front of you in order to complete the voting process.

VOTE BY PHONE:	You will be asked to enter the Control Number (look below at right).

OPTION A:	To vote as the Board of Directors recommends on ALL proposals, press 1. Your vote will be confirmed.

OPTION B:

If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

Item 2:    To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.

Item 3:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET: The web address is www.proxyvoting.com/fvb

You will be asked to enter the Control Number (look below at right).

If you vote by telephone or Internet, DO NOT mail back your proxy.

THANK YOU FOR VOTING

Call * * * Toll Free * * * On a Touch Tone Telephone

1-877-210-0269—ANYTIME

There is NO CHARGE to you for this call

TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight – [            ], 2003

FOR TELEPHONE/

INTERNET VOTING:

CONTROL NUMBER